UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2017

_________________

WIDEPOINT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7926 Jones Branch Drive, Suite 520, McLean, Virginia (Address of Principal Executive Office)		22102 (Zip Code)
Registrant’s telephone number, including area code: (703) 349-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2017, the Board of Directors of WidePoint Corporation (the “Company”) elected Jin Kang as the Company’s new Chief Executive Officer and expanded Jason Holloway’s Executive Vice President and Chief Sales and Marketing position to include the title of Chief Executive Officer and President of the Company’s wholly-owned subsidiary WidePoint Cybersecurity Solutions Corporation in connection with a restructuring of the Company’s management team. In connection with Mr. Kang’s appointment as the Company’s Chief Executive Officer, Mr. Kang was appointed as a Class I Director of the Company to fill an existing vacancy on the Board.

Prior to his appointment as Chief Executive Officer, Mr. Kang, age 53, has served as Executive Vice President and Chief Operations Officer of the Company since June 30, 2012. Mr. Kang has also served as the Chief Executive Officer and President of WidePoint Integrated Solutions Corp., a wholly-owned subsidiary of the Company, since its acquisition on January 4, 2008. Mr. Kang founded iSYS, LLC (now WidePoint Integrated Solutions Corp.) in 1999 and has been its president since its inception. Mr. Kang has years of professional experience in the Federal Government Information Technology Services field. Prior to founding WidePoint Integrated Solutions Corp., Mr. Kang was a Division Manager for Science Applications International Corporation (SAIC). Mr. Kang received a Bachelor and Master’s Degrees in Computer Science and Computer Systems Management from the University of Maryland. There are no family relationships between Mr. Kang and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Kang that would require disclosure under Item 404(a) of Regulation S-K. Information regarding Mr. Kang’s compensation arrangement with the Company is described in the Company’s proxy statement filed with the Securities and Exchange Commission on November 1, 2016 and is incorporated herein by reference.

Prior to his expanded operational duties as the Chief Executive Officer and President of WidePoint’s wholly-owned subsidiary, WidePoint Cybersecurity Solutions Corporation, Mr. Holloway, age 49, served as the Company’s Executive Vice President and Chief Sales and Marketing Officer since May 2016. Mr. Holloway has been in the IT industry for many years and has held senior executive positions in multiple IT organizations, with a focus on business development, sales and marketing, technology development, and management. From 2013 to 2016 Mr. Holloway worked in the Healthcare Industry where he bought, owned, and sold a number of healthcare practices and properties. Prior to 2013, Mr. Holloway co-founded Nexcentri, an IT provider to the healthcare and finance industries, in 2001 and served as president and CEO until 2013. During his tenure at Nexcentri, Mr. Holloway grew revenue and assets to over $500 million. Prior to Nexcentri, he was president and CEO of Networked Knowledge Systems (NKS), a global Linux security managed services company where he increased annual revenue more than 800% in five years, servicing clients such as IBM and PwC, making NKS an Open Source Managed Security industry leader. Mr. Holloway holds a Master’s degree in Computer Science and a Bachelor’s degree in both Computer Science and Mathematics from Columbia Pacific University, which he attained while honorably serving with the United States Air Force. He is also a certified ISO and IEEE Internal Auditor, Certified Quality Administrator (CQA), and a certified Total Quality Management (TQM) facilitator. There are no family relationships between Mr. Holloway and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Holloway that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release regarding these events is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

/s/ James T. McCubbin
Date: July 5, 2017	James T. McCubbin
Executive Vice President and Chief Financial Officer